                   AMENDMENT NO.1 TO SHARED SERVICES AGREEMENT

The Shared Services Agreement dated August 5, 2010 between Commonwealth Annuity and Life Insurance Company and Epoch Securities Inc. (the "Agreement") is hereby amended effective January 1, 2014, as set forth below.

The parties agree as follows.

1. Schedule I to the Agreement is hereby deleted in its entirety and replaced with the new Schedule 1 attached hereto.

2.   All other terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties' duly authorized representatives executed this Amendment No. 1 as of the effective date set forth above.

COMMONWEALTH ANNUITY AND LIFE
INSURANCE COMPANY

By:      /s/ Joel Volcy
         ----------------------------------------------------------

Name:    Joel Volcy
         ----------------------------------------------------------

Title:   SVP
         ----------------------------------------------------------


EPOCH SECURITIES, INC.

By:      /s/ Margot Wallin
         ----------------------------------------------------------

Name:    Margot Wallin
         ----------------------------------------------------------

Title:   SVP, CCO
         ----------------------------------------------------------

             SCHEDULE 1 OF SHARED SERVICES AGREEMENT DATED 8/5/2010

                                (Revised 1/01/14)

1.   PERSONNEL

                                                                                 AVERAGE TIME PERCENTAGE ALLOCATED
                                                                                 TO EPOCH FUNCTIONS NOT RELATED TO
     DEPARTMENT                                           NUMBER OF PERSONS         VARIABLE INSURANCE PRODUCTS
     ---------------------------------------------------------------------------------------------------------------
     MANAGEMENT                                        1                                                        3.0%
     FINANCE                                           7                                                        0.5%
     INTERNAL AUDIT                                    1                                                        0.5%
     COMPLIANCE/LEGAL                                  9                                                        4.4%
     OPERATIONS/MARKETING                              6                                                        1.5%
     BUSINESS DEVELOPMENT, STRATEGY AND SUPPORT        4                                                        0.5%

2. ALLOCATED FACILITIES/OVERHEAD CHARGE (RELATED TO SERVICING OF VARIABLE PRODUCTS) -- 0.4%

         Third-party Servicing Agreement (TSA Charges)
         Employee Benefits
         Travel & Entertainment
         Communication & Technology (e.g., computer/telephone support) Occupancy (e.g., office space, office equipment, furniture/equipment, sundry office supplies)
         Amortization & Depreciation
         Other Professional Fees
         Printing & Postage
         State/Regulatory/Licensing Fees
         Other Fees (professional/legal/bank)

         (1/01/14)